UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Trulieve Cannabis Corp.

(Exact name of registrant as specified in its charter)

British Columbia	84-2231905
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6749 Ben Bostic Road, Quincy, FL 32351	32351
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:

333-252052 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

Subordinate Voting Shares, no par value

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Subordinate Voting Shares, no par value, of Trulieve Cannabis Corp., a corporation organized under the laws of British Columbia, Canada (the “Company”), to be registered hereunder is set forth under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-252052), filed with the Securities and Exchange Commission on January 12, 2021, as amended, and is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description

3.1	Articles of Trulieve Cannabis Corp., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-252052) filed with the SEC on January 12, 2021)

4.1	Subordinate Voting Shares Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-252052) filed with the SEC on January 12, 2021)

4.2	Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated September 21, 2018, by and between Trulieve, Inc. and Kim Rivers (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-252052) filed with the SEC on January 12, 2021)

4.3	Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated September 21, 2018, by and between Trulieve, Inc. and George Hackney, Jr. (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-252052) filed with the SEC on January 12, 2021)

4.4	Amended and Restated Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated as of September 21, 2018, by and between Trulieve, Inc. and Craig Kirkland (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (File No. 333-252052) filed with the SEC on January 12, 2021)

4.5	Amended and Restated Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated as of September 21, 2018, by and between Trulieve, Inc. and the Jason B. Pernell Family Trust dated July 31, 2020 (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1 (File No. 333-252052) filed with the SEC on January 12, 2021)

4.6	Amended and Restated Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated as of September 21, 2018, by and between Trulieve Cannabis Corp. and Michael J. O’Donnell as Trustee of the Michael J. O’Donnell Revocable Trust (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-1 (File No. 333-252052) filed with the SEC on January 12, 2021)

4.7	Trust Indenture, dated June 18, 2019, by and between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1 (File No. 333-252052) filed with the SEC on January 12, 2021)

4.8	Warrant Indenture, dated June 18, 2019, by and between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-1 (File No. 333-252052) filed with the SEC on January 12, 2021)

4.9	Supplemental Warrant Indenture, dated November 6, 2019, by and between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-1 (File No. 333-252052) filed with the SEC on January 12, 2021)

4.10	Supplemental Warrant Indenture, dated December 10, 2020, by and between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-1 (File No. 333-252052) filed with the SEC on January 12, 2021)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRULIEVE CANNABIS CORP.
Date: February 2, 2021
	By:	/s/ Eric Powers
Eric Powers
General Counsel

4